 Exhibit 4.2

Jabil + Epilog

Ultimax Prototype SOW

September 12, 2018

September 12, 2018

MICHAEL MOJAVER

CEO

Epilog

Dear Michael,

Thank you for your interest in Jabil’s high-tech, high-value, end-to-end manufacturing services and solutions. We sincerely appreciate this opportunity to initiate a strategic business relationship with Epilog.

Jabil understands that your criteria require a comprehensive product lifecycle partner who can innovate while offering manufacturing agility and global production capabilities. We also understand that Epilog needs a design, manufacturing and supply chain partner who adheres to the highest quality and regulatory standards, while meeting time-to-market and ramp-up demands at the lowest possible total landed cost. As the most technologically advanced manufacturing solutions company, we are confident that together we can successfully accomplish your vision.

The following response contains information customized to meet your needs and solutions designed to answer the challenges you face. From our over 100 global sites, we have chosen the ones that best fit your needs from a logistics, cost and expertise perspective. Jabil’s broad, sophisticated capabilities fuel technological innovation and enable companies like you to effectively compete in a challenging marketplace.

We invite you to study the contents of this proposal carefully and to contact us with any questions. We look forward to developing a collaborative and mutually successful relationship with Epilog.

Sincerely,

Yovav Ofri

Sr. Business Unit Manager

Mobile: +1408 483 1323

Email : Yovav_Ofri@jabil.com

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CONTENTS

Michael Mojaver		1

1.	Definitions	3

2.	Scope	3

3.	Jabil Responsibilities	3

3.1	Jabil Deliverables	3

3.2	Epilog Responsibilities	3

3.3	Epilog Deliverables	4

4.	Assumptions	4

4.1	Assumptions with Respect to Business	4

4.2	Items NOT included in this SoW	4

4.3	Assumptions with Respect to I p Rights	4

5.	Communications and Reporting	4

6.	Key Project Milestones & Schedule	5

7.	Cost estimate	5

8.	Payment Terms	5

9.	Contact	6

10.	General Provisions	6

12.	Exhibit 1: Development proposal	6

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1.	DEFINITIONS

Jabil Optics	10560 Dr. Martin Luther King Jr. St. North St. Petersburg, Florida, 33716- 3718, U.S.A.
Epilog	75 E Santa Clara St. San Jose, CA 95113

2.	SCOPE

This document, specified as SoW, indicates the relationship, and the list of deliverables and work elements between Jabil and Epilog, as they collaborate on the prototype build and lens design of two configurations of 3-chip cameras for Epilog for security applications from initiation of the project, through the completion of the final deliverables.

Build 20pcs of U ltimax w hich includes:

●	6pcs sensor PCBA in Taiwan
●	50pcs sensor PCBA in Taiwan
●	4pcs processor PCBA Rev. 1 in Taiwan
●	5pcs processor PCBA Rev. 2 in Taiwan
●	20pcs processor PCBA Rev. 2 in Taiwan
●	20pcs U ltimax CM final assembly in Jena

3.	JABIL RESPONSIBILITIES

●	Overall project management
●	Technical / Programmatic / Contractual communication to Epilogs
●	Supply chain management, sourcing and qualification
●	Provide 5 Image lens selections
●	EE and ME final design
●	Active alignment and image test
●	Prototype build

3.1	JABIL DELIVERABLES

●	Schematic
●	BOM
●	Layout /Gerber
●	Design verification test plan and test report
●	20pcs Prototype samples
●	Build report
●	5 Lens test result
●	Mechanical drawings
●	Project schedule and cost update

3.2	EPILOG RESPONSIBILITIES

●	Reference EE/ME design
●	PCBA testing
●	Software and test software to drive the cameras and the image sensors
●	Target specification

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3.3	EPILOG DELIVERABLES

●	EE reference BOM
●	Schematics
●	Reference Mechanical 2D&3D drawings
●	Design and specs approval
●	Communication whenever needed

4.	ASSUMPTIONS

4.1	ASSUMPTIONS WITH RESPECT TO BUSINESS

●	The cost in this SOW is estimated only according to current information received.
●	Jabil will provide a monthly cost report
●	Anything change after the SOW signed will be managed by project change control process

4.2	ITEMS NOT INCLUDED IN THIS SOW

●	Software and firmware
●	PCBA test
●	Electrical and software interface for camera alignment and image grabbing for test
●	Any cost related to mass production
●	Product level validation
●	Certification and Licensing such as:

o	Certification costs related to regulatory and compliancy activities, (e. g. EU RoHS, WEEE)
o	Third party licenses or any other licenses
o	Firmware / Software or any other licensing fees

●	Product development to mass production
●	Additional activities not covered by this SOW .

4.3	ASSUMPTIONS WITH RESPECT TO IP RIGHTS

This SOW is issued and accepted in accordance with and subject to the terms and condition of the Technical Service Agreement signed between the Parties and dated as of April 16th, 2018, which is incorporated herein by reference and shall govern the serviced performed hereunder.

5.	COMMUNICATIONS AND REPORTING

Communication and reporting will follow the proposed plan and structure below. Important issues and decisions to be communicated via email within 48 hours as they occur. I f severe enough to warrant executive attention, problems will be escalated with 48 hours.

Communication	Frequency	Owner	Deliverable	Medium
Project Review	Weekly	Jabil PM	Weekly Project Status Report	WebEx/E-mail/Sharefolder
Project Cost	Monthly	Jabil BU	Monthly Forecast VS Actual Report	WebEx/E-mail/Sharefolder
Technical Review	Weekly	Jabil TPM	Open Item List	WebEx/E-mail/Sharefolder
Build Readiness	Per build	Jabil Planner	Material status, Build report, Tracking number	WebEx/E-mail/Sharefolder
Quarterly Business Review	Quarterly	Jabil BU	QBR Report	WebEx/E-mail/Sharefolder

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6.	KEY PROJECT MILESTONES & SCHEDULE

Category	Epilog Document Release	Ship date	Sample qty
Sensor board prototype	20-May	13-Jul	6pcs
Sensor Board Balance	20-May	7-Sep	50pcs
Processor board Rev. 1	1-May	17-Jul	4pcs
Processor board Rev. 2	27-Jun	7-Sep	5pcs
Processor board Rev. 2	27-Jun	21-Sep	20pcs
Ultimax CM	30-May	29-Oct	20pcs

*	Schedule might be adjusted depending on product status.

7.	COST ESTIMATE

Cost	Budget
Labor	$410,632
Overhead	$15,000
Jigs	$12,000
Travel	$5,500
Prototypes M t l	$97,873
Total	$541,005

*	Any cost change will be managed by CR

8.	PAYMENT TERMS

●	Jabil shall recover an amount equal to 100% of the total incurred cost through the amortization of such amount per unit price of the Product based on the mutually agreed forecasted volume of Product to be purchased by Epilog during the first 24 months of full commercial production of the Products (“Recovery Period”). Epilog and Jabil will review the recovery on a quarterly basis to assess progress and make any adjustment to pricing adders to ensure full cost recovery of total cost within the specified period. I n the event that, for any reason, Jabil does not recover the foregoing amount within the Recovery Period, the parties shall discuss, in good-faith, a resolution for Jabil to recover the remaining balance.

●	~~Net 30 days payment term~~

●	Ex-Work Inco term

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9.	CONTACT

The contact person for the quotation process is:

Name:	Yovav Ofri
Address:	Jabil Inc. 6375 San Ignacio Ave., San Jose CA 95119 U.S.A.
Phone:	+ 1-408-483- 1323
E-M ail:	Yovav_Ofri@Jabil.com

10.	GENERAL PROVISIONS

This document is valid for 30 days from its release date. Jabil reserves the right to withdraw this Statement of Work after the 30-day validity period w ith no financial, legal, or other obligation to Jabil.

Any requested variances to the information provided herein may require re-quoting.

This SOW is issued and accepted in accordance with and subject to the terms and condition of the Technical Service Agreement signed between the Parties and dated as of April 16th, 2018 which is incorporated herein by reference and shall govern the serviced performed hereunder.

11.	APPROVALS

The signatures below shall indicate the parties’ acceptance of this project quotation and constitute authorization for Jabil to schedule and deliver work as well as issue invoices when appropriate.

Accepted By:	Accepted By:

Jabil	Epilog

/s/ Yovav Ofri	/s/ M Mojaver
Yovav Ofri
Sr. Business Unit Manager

October 22, 2018	Dec 03, 2018
Date	Date

12.	EXHIBIT 1: DEVELOPMENT PROPOSAL

Epilog - Jabil proposal - draft - v1.

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